                                 ESELCO, INC.

                          EXHIBIT 21 - SUBSIDIARIES

                                                              Jurisdiction of
                               Name                           Incorporation

               Edison Sault Electric Company                      U.S.A.
                                                                  Michigan

               Northern Tree Service, Inc.                        U.S.A.
                                                                  Michigan

               ESEG, Inc.                                         U.S.A.
                                                                  Michigan

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